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                                                                    EXHIBIT 3.44


                                     BY-LAWS
                                       OF
                                MED: ASSURE, INC.

                                    ARTICLE I
                             MEETING OF SHAREHOLDERS

         1. Annual Meeting. The annual meeting of the shareholders shall be held at such time and place, either within or without this State, as may be designated from time to time by the directors.

         2. Special Meetings. Special meetings of the shareholders may be called by the president, a majority of the board of directors, or by the holders of not less than ten percent (10%) of all the shares entitled to vote at such meeting. The place of said meetings shall be designated by the directors.

         3. Notice of Shareholder Meetings. Written or printed notice stating the place, day, and hour of meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered either personally or by mail by or at the direction of the president, secretary, officer, or person calling the meeting to each shareholder entitled to vote at the meeting. If mailed, such notice shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting, and shall be deemed to be delivered when deposited in the United States mail postpaid and addressed to the shareholder at his address as it appears on the stock transfer books of their corporation, and shall be deemed delivered when actually received by the shareholder. The person giving such notice shall certify that the notice required by this paragraph has been given.

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         4. Quorum Requirements. A majority of the shares entitled to vote shall constitute a quorum for the transactions of business. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record dates is or must be set for that adjourned meeting.

         5. Voting and Proxies. If a quorum exists, action on a matter (other than the election of Directors) shall be approved if the votes favoring the action exceed the vote opposing the action. A shareholder may vote his or her shares either in person or by written proxy, which proxy is effective when received by the secretary or other person authorized to tabulate votes. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         1. Qualification and Election. Directors need not be shareholders or residents of this State. They shall be elected by plurality of the votes cast at the annual meetings of the shareholders at which a quorum is present. Each director shall hold office until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified.

         2. Number. The number of directors shall be fixed from time to time by the shareholders, or by a majority of the entire board of directors, but shall never be less than the number required by the law.

         3. Meetings. The annual meeting of the board of directors shall be held immediately after the adjournment of the annual meeting of the shareholders, at which time the officers of the corporation shall be elected. The board may also designate more frequent intervals for regular meetings. Special meetings may be called at any time by the chairman of the board, president, or any two (2) directors.


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         4. Notice of Directors' Meetings. The annual and all regular board meetings may be held without notice. Special meetings shall be held upon notice sent by usual means of communication not less than three (3) days before the meeting.

         5. Quorum and Vote. The presence of a majority of the directors shall constitute a quorum for the transaction of business. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one (1) month in any one adjournment. The vote of a majority of the directors present at a meeting at which quorum is present shall be the act of the board.

         6. Executive and Other Committees. The board of directors, by a resolution adopted by a majority of its members, may designate an executive committee, consisting of two or more directors, and other committees, consisting of two or more persons, and may delegate to such committee or committees any and all such authority as is permitted by law.

                                   ARTICLE III

                                    OFFICERS

         1. Number. The corporation shall have a president, vice president, treasurer and a secretary, and such other officers as the board of directors shall from time to time deem necessary. Any two or more offices may be held by the same person, except the offices of president and secretary.

         2. Election and Term. The officers shall be elected by the board at its annual meeting. Each officer shall serve until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified.

         3. Duties. All officers shall have such authority and perform such duties in the management of the corporation as are normally incident to their offices, and in addition thereto,


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each officer shall have authority to act in the same capacity as the president in the transacting of corporate business.

                                   ARTICLE IV

                      RESIGNATIONS, REMOVALS AND VACANCIES

         1. Resignations. Any officer or director may resign at any time by giving written notice to the chairman of the board, the president, or the secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its acceptance by the board of directors.

         2. Removal of Officers. Any officer or agent may be removed by the board at any time with or without cause.

         3. Removal of Directors. Any or all of the directors may be removed either with or without cause by a proper vote of the shareholders.

         4. Vacancies. Newly created directorship resulting from an increase in the number of directors, and vacancies occurring in any office or directorship for any reason, including removal of an officer or director, may be filled by the vote of a majority of the directors then in office, even if less than a quorum exists.

                                    ARTICLE V

                                  CAPITAL STOCK

         1. Stock Certificates. Every shareholder shall be entitled to a certificate or certificates of capital stock of the corporation in such form as may be prescribed by the board of directors. Unless otherwise decided by the board, such certificates shall be signed by the president and the secretary of the corporation.

         2. Transfer of Shares. Shares of stock may be transferred on the books of the corporation by delivery and surrender of the property assigned certificate, but subject to any


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restrictions or transfer imposed by either the applicable securities laws or any shareholder agreement.

         3. Loss of Certificates. In the case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the board of directors shall prescribe.

                                   ARTICLE VI

                                ACTION BY CONSENT

         Whenever the shareholders or directors are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon. The affirmative vote of the number of shares or directors that would be necessary to take such action at a meeting shall be the act of the shareholders or directors, as the case may be.

                                   ARTICLE VII

                              AMENDMENT OF BY-LAWS

         These by-laws may be amended, added to, or repealed either by the shareholders or the board of directors as provided by statute. Any change in the by-laws made by the board of directors, however, may be amended or repealed by the shareholders.

                                  CERTIFICATION

         I certify that these by-laws were duly adopted at the organizational meeting of the corporation held on the 25th day of February, 1997.

                                                 /s/
                                                -----------------------------
                                                INCORPORATOR


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